Exhibit 5.3

ONE FINANCIAL CENTER 100 S.E. THIRD AVENUE, 8TH FLOOR P.O. BOX 9748 FORT LAUDERDALE, FL 33310-9748 954.759.2763 DIRECT 954.462.4150 MAIN 954.462.4260 FAX

[Dated as of effective date of registration statement]

Board of Directors

MK Arizona Corp.

333 Sandy Springs Circle, Suite 223

Atlanta, GA 30328

Gentlemen:

We have acted as special Florida counsel to Middle Kingdom Alliance Corp., a Delaware corporation (the “Company”) in connection with the Registration Statement on Form S-4 under the Securities Act of 1933, as amended (the “Securities Act”), filed by the Company on September 15, 2008, as amended through the date hereof (the “Registration Statement”), including transactions described in the Registration Statement. The terms “merger,” “conversion,” and “business combination” have the meanings ascribed to them in the Registration Statement.

The Company’s Representatives’ Unit Purchase Option is by its terms governed by Florida law. We have been requested to provide the opinion required by Item 601(b)(5)(i) of Regulation S-K under the Act with respect to the Representatives’ Unit Purchase Option.

In rendering this opinion, we have examined and relied upon: (i) the Certificate of Incorporation and By-laws of the Company, each as presently in effect; (ii) resolutions of the Company’s Board of Directors; (iii) the Registration Statement; (iv) Representatives’ Unit Purchase Option (“RUPO”), the Series A and B Units, underlying the RUPO, the form of the share certificates included as part of the Underwriters’ Series A and B Units, the form of Class A and Class B Warrants included as part of the Representatives’ Series A and B Units and the shares underlying the Class A and Class B Warrants, all as amended to date, (v) the merger agreement (as defined in the Registration Statement), including each of the representations, warranties and covenants of each of the parties to the merger agreement and (vi) such statutory provisions, certificates and other documents as we have deemed appropriate or necessary as a basis for the opinions hereinafter expressed. We have assumed that the merger and conversion will be consummated in accordance with the terms of the merger agreement, without any waiver or breach of any material representation, warranty or covenant thereof by any party thereto. We have also examined such other documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all

CLEVELAND TOLEDO AKRON COLUMBUS CINCINNATI WASHINGTON, D.C. FORT LAUDERDALE TALLAHASSEE ORLANDO FORT MYERS NAPLES

WWW.RALAW.COM

Board of Directors

MK Arizona Corp.

May     , 2008

documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

Based upon the foregoing, we are of the opinion that:

Upon the consummation of the merger and conversion, the RUPO will constitute the legal, valid and binding obligation of MK Cayman (as that term is defined in the Registration Statement), enforceable against MK Cayman in accordance with its terms.

Each of the foregoing opinions are (i) limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (ii) limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) limited to the extent indemnification provisions contained such documents may be limited by applicable federal or state law and consideration of public policy.

This opinion is limited to the applicable statutory provisions of Business Corporation Act of the State of Florida, including all applicable provisions of the Florida Constitution, and reported judicial decisions interpreting those laws and provisions. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to this firm in the Registration Statement under the heading “Legal Matters.”

This opinion is rendered pursuant to Item 601(b)(5)(i) of Regulation S-K under the Act and may not be used or relied upon for any other purpose. This opinion is given as of the effective date of the Registration Statement, and we assume no obligation to update or supplement the opinions contained herein to reflect any facts or circumstances which may hereafter come to our attention, or any changes in laws which may hereafter occur.

Very truly yours,

Roetzel & Andress, LPA